CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our reports and to all references to our Firm included in or made a part of this Registration Statement on Form S-8 relating to Coffee People, Inc.'s Employee Stock Option Plan.


                                             ARTHUR ANDERSEN LLP


Portland, Oregon,
   May 15, 1998